Exhibit 10.68

REALOGY HOLDINGS CORP. 2012 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE NOTICE OF GRANT
& PERFORMANCE SHARE AGREEMENT
Realogy Holdings Corp. (the "Company"), pursuant to Section 9.4 of the 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Participant"), an Award of performance share units (a "Performance Share Award" or "Performance Shares"). The Performance Share Award is subject to all of the terms and conditions set forth herein and in the Performance Share agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this Performance Share Award, the Participant understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in (1) the Restrictive Covenant Agreement, dated as of October 10, 2012, as previously amended by any side letter(s) that the Participant may be a party to, or (2) a previous notice of grant and award agreement of equity-based compensation that the Participant received (the "Restrictive Covenants Agreement"), a copy of which the Participant acknowledges receipt. The Participant understands and agrees that the Restrictive Covenants Agreement (and any side letter thereto) shall survive the grant, vesting or termination of the Performance Shares, sale of the Shares with respect to the Performance Shares and any termination of employment of the Participant, and that full compliance with the Restrictive Covenants Agreement is an express condition precedent to (i) the receipt, delivery and vesting of any Performance Shares and (ii) any rights to any payments with respect to the Performance Shares.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant ("Notice") and the Agreement.
Participant:    [ ]
Grant Date:    [ ], 2015
Target Grant:    [ ] Performance Shares
Performance Period:    January 1, 2015 - December 31, 2017
Performance Criteria:    See Schedule 1 to Exhibit A attached hereto
By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice, including the Restrictive Covenants Agreement. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Performance Share Award.

REALOGY HOLDINGS CORP.         PARTICIPANT
By:         By:
Print Name:         Print Name:
Title:

Exhibit A
PERFORMANCE SHARE AGREEMENT
Pursuant to the Performance Share Notice of Grant (the "Notice") to which this Performance Share Agreement (this "Agreement") is attached, Realogy Holdings Corp. (the "Company"), has granted to the Participant the number of Performance Shares under the Company's 2012 Long-Term Incentive Plan (the "Plan") as indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I
GENERAL

1.1Incorporation of Terms of Plan. The Performance Share Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF PERFORMANCE SHARES

2.1Grant of Performance Shares. In consideration of the Participant's past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the "Grant Date"), the Company irrevocably grants to the Participant the number of Performance Shares as set forth in the Notice (the "Target Grant"), upon the terms and conditions set forth in the Plan and this Agreement, including Schedule 1 attached hereto, and subject to the Participant's full compliance at all times with the restrictive covenants and other provisions set forth in the Restrictive Covenant Agreement (as defined in the Notice), which is an express condition precedent to (i) the receipt, delivery and vesting of any Performance Shares and (ii) any rights to any payments with respect to the Performance Shares.

2.2Consideration to the Company. In consideration of the grant of the Performance Shares by the Company, the Participant agrees to render services to the Company or any Affiliate and to comply at all times with the Restrictive Covenants Agreement. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

ARTICLE III

PERFORMANCE CRITERIA AND PERFORMANCE PERIOD

3.1Performance Period. Subject to the remaining terms of this Agreement, after completion of the Performance Period as set forth on the Grant Notice, the number of Performance Shares ultimately earned under this Agreement will be based on the Company's performance against certain criteria (the "Performance Criteria") as set forth on Schedule 1 hereto.
3.2Settlement of Performance Shares. Each Performance Share Award earned under this Agreement shall entitle the Participant to receive a number of shares of Common Stock of Realogy Holdings Corp. (the "Shares") equal to a multiple of the Target Grant, as determined in accordance with Schedule 1 hereto and subject to the terms and conditions described herein (subject to any reductions for tax withholding or otherwise to the extent permitted under the Plan or this Agreement), including the Participant's full compliance at all times with the Restrictive Covenants Agreement. Fractional shares shall be rounded down to the nearest whole share. The Company may, in its sole discretion, deliver such Shares (i) by issuing the Participant a certificate of Common Stock representing the appropriate number of Shares, (ii) through electronic delivery to a brokerage or similar securities-holding account in the name of the Participant, or (iii) through such other commercially reasonable means available for the delivery of securities. Except as provided in Article V below, Shares earned under this Agreement shall be delivered within sixty (60) days following the end of the Performance Period, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement. Any portion of the Performance Share Award that could have been earned in accordance with the provisions of Schedule 1 that is not earned as of the end of the Performance Period shall be immediately forfeited at the end of the Performance Period.

3.3No Rights as a Stockholder. Unless and until a certificate or certificates representing the Shares shall have been issued by the Company to Participant in connection with the payment of Shares related to the vested Performance Share Award, the Participant shall not be, or have any of the rights or privileges of a stockholder of the Company with respect to, the Performance Share Award or the Shares.

3.4Dividend Equivalents Rights. The Performance Share Award will carry dividend equivalent rights related to any cash dividend paid by the Company while the Performance Share Award is outstanding. In the event the Company pays a cash dividend on its outstanding Shares following the grant of the Performance Share Award, the number of Performance Shares will be increased by the number of units determined by dividing (i) the amount of the cash dividend on the number of Shares covered by the Performance Shares at the time of the related dividend record date, by (ii) the closing price of a Share on the related dividend payment date. Any additional Performance Shares credited as dividend equivalents will be subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original Performance Shares to which they relate.

3.5Deferral. The Participant may be permitted to elect to defer receipt of his or her Shares related to the Performance Share Award, to the extent permitted by and in accordance with a separate deferral program.

ARTICLE IV

FORFEITURES

4.1Termination of Employment. Except as otherwise specifically set forth in this Article IV, if the Participant terminates employment with or ceases to provide services to the Company or any Affiliate prior to the date on which the Performance Period ends, this Agreement will terminate and be of no further force or effect on the date that the Participant is no longer actively employed by or providing services to the Company or any of its Affiliates and the Performance Share Award shall be forfeited on such date. The Participant will, however, be entitled to receive any Shares payable under this Agreement if the Participant's employment terminates or services cease after the Performance Period but before the Participant's receipt of such Shares.
4.2Death or Disability. Except as set forth in Section 5.1 below, if the Participant terminates employment with or ceases to provide services to the Company or any Affiliate prior the end of the Performance Period on account of death or Disability, the Participant shall vest in a number of Performance Shares equal to the number of Performance Shares that would have vested based upon actual performance had the Participant's employment or services not terminated, pro-rated for the number of full months of the Performance Period during which the Participant was employed by or was providing services to the Company or any Affiliate.
4.3Termination other than for Cause or for Good Reason. Except as set forth in Section 5.1 below, in the case where the Participant terminates employment with or ceases to provide services to the Company or any Affiliate prior to the end of the Performance Period other than for Cause or the Participant resigns from employment from the Company or any Affiliate with Good Reason, the Participant shall vest in a number of Performance Shares equal to the number of Performance Shares that would have vested based upon actual performance had the Participant's employment or services not terminated, pro-rated for the number of full months of the Performance Period during which the Participant was employed by or was providing services to the Company or any Affiliate.

4.4Retirement. In the case where the Participant resigns from employment from the Company or any Affiliate on account of Retirement on or following the first anniversary of the commencement of the Performance Period, the Participant shall vest in a number of Performance Shares equal to the number of Performance Shares that would have vested based upon actual performance had the Participant's employment or services not terminated, without pro-ration.
4.5Timing of Payment. Without limiting the foregoing, in the event the Participant's employment or services terminate before the end of the Performance Period on account of death, Disability, Retirement or termination by the Company other than for Cause or a resignation for Good Reason, any portion of the award which vests in accordance with either

Sections 4.2, 4.3 or 4.4 above shall be payable at the time and in the manner set forth in Section 3.2 following the end of the Performance Period, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement.

ARTICLE V

CHANGE IN CONTROL

5.1Change in Control. In the event that Change in Control occurs during the Performance Period, the Performance Share Award shall, immediately prior to the Change in Control, (a) be converted to a number of Performance Shares equal to the Target Grant, (b) cease to be subject to the achievement of the Performance Criteria and (c) vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or any Affiliate on such date and fully complies at all times with the Restrictive Covenants Agreement, subject to the following:

(a)With respect to each outstanding Performance Share that is assumed or substituted in connection with the Change in Control, in the event that during the Performance Period,
(i)a Participant's employment or service is terminated other than for Cause by the Company or any Affiliate or the Participant resigns from employment from the Company or any Affiliate with Good Reason, (1) the Performance Shares shall become fully vested and (2) the Performance Shares shall be settled in shares of stock underlying the Performance Shares as soon as practicable, but in no event later than ten (10) days following such termination, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement; or

(ii)a Participant's employment or service is terminated on account of death or Disability, (1) the Performance Shares shall become fully vested and (2) the Performance Shares shall be settled in shares of stock underlying the Performance Shares as soon as practicable, but in no event later than ten (10) days following such termination, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement.

(b)With respect to each outstanding Performance Share that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) the Performance Shares shall become fully vested and (ii) the Participant shall receive in cash the "Value" of one share of Common Stock multiplied by the Target Grant, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement. As soon as practicable, but in no event later than ten (10) days, following the Change in Control, the Company or its successor shall deliver to the Participant (or, if applicable, the Participant's estate) the cash payment as calculated pursuant to the preceding sentence. For purposes of this Agreement, the term "Value" means the Fair Market Value of one Share on the last trading day before the date of the Change in Control, or if greater, the value of one Share in connection with the Change in Control, but only if such value is determinable immediately prior to the date of the Change in Control.

5.2Assumption/Substitution. For purposes of Section 5.1, the Performance Shares shall be considered assumed or substituted for if, following the Change in Control, the Performance Shares are of comparable value and remains subject to the same terms and conditions that were applicable to the Performance Shares immediately prior to the Change in Control except, that the Performance Shares shall instead relate to the common stock of the acquiring or ultimate parent entity and the Performance Shares shall no longer be subject to the achievement of the Performance Criteria.

ARTICLE VI

MISCELLANEOUS

6.1Administration. The Administrator shall have the power to interpret the Plan, the Restrictive Covenants Agreement and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.

6.2Restrictions on Transfer. Performance Shares that have not vested may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution.

6.3Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Performance Shares by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said Performance Shares on its books or otherwise nor will any of said Performance Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

6.4Adjustments. The Participant acknowledges that the Performance Shares are subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.

6.5Termination of Employment or Service/Breach of the Restrictive Covenants Agreement. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination, as well as whether the Participant has fully complied with the Restrictive Covenants Agreement for purposes of this Agreement.

6.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant's last address reflected on the Company's records.

6.7Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.8Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.9Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.10Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Shares in any material way without the prior written consent of the Participant.

6.11Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

6.12Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Performance Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the

Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.13Entire Agreement. The Plan, the Notice, the Restrictive Covenants Agreement and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

6.14Section 409A. The intent of the parties is that payments and benefits under this Agreement and the Award be exempt from, or comply with, Section 409A of the Internal Revenue Code (the "Code"), and accordingly, to the maximum extent permitted, this Agreement and the Award shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement and the Award which are subject to Section 409A of the Code until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement and the Award shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Agreement and the Award that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement and the Award during the six-month period immediately following the Participant's separation from service shall instead be paid on the first business day after the date that is six months following the Participant's separation from service (or, if earlier, the Participant's death). The Company makes no representation that any or all of the payments described in this Agreement and the Award will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant understands and agrees that he or she shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

ARTICLE VII

DEFINITIONS
Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
7.1"Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting or similar agreement with the

Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of the Company; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.

7.2A "Change in Control" shall mean the occurrence of any of the following events:
(a)An acquisition of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has (i) "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then-outstanding Voting Securities or (ii) the power to elect a majority of the Board; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 7.2(a), an acquisition of Shares or Voting Securities by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a "Related Entity") shall not constitute a Change in Control; or
(b)The consummation of a merger, consolidation or reorganization of, with or into the Company or in which securities of the Company are issued (a "Merger"), if immediately following the Merger, any Person has (i) Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company's then-outstanding Voting Securities or (ii) the power to elect a majority of the Board; or

(c)The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than (i) a transfer to a Related Entity or (ii) the distribution to the Company's stockholders of the stock of a Related Entity or any other assets.
Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 7.2, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
7.3 "Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.

7.4"Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), (b) a required relocation of the Participant's primary work location to a location more than fifty (50) miles from the Participant's current primary work location or (c) a material diminution in the Participant's authority, duties or responsibilities; provided, however, that such reduction, relocation or diminution in clauses (a) through (c) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction, required relocation or diminution within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice. A resignation for Good Reason under this Agreement shall not constitute an elimination or discontinuation of Participant’s job or position under the Realogy Group LLC Severance Pay Plan.

7.5"Retirement" shall mean Separation from Service (as defined in Section 409A of the Code) with the Company and all Affiliates (other than for Cause) after attaining eligibility for Retirement. A Participant attains eligibility for Retirement upon the earlier of (a) age 65 or (b) age 55 with at least ten (10) whole years of consecutive service starting from the Participant's most recent hire date with the Company and all Affiliates.

Schedule I